UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2010

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2010, ImmunoGen, Inc. (the “Company”) entered into a clinical supply agreement with Società Italiana Corticosteroidi S.r.l. (“Sicor”).  Under the terms of the agreement, Sicor has agreed to supply the Company with, and the Company has agreed to procure from Sicor, all of the Company’s requirements of DM1 and DM4 (collectively, “DMx”) at a stated price in connection with clinical trials of antibody-drug conjugate compounds containing DMx.  The agreement does not contain any overall minimum purchase requirements.  The term of the agreement is seven years, subject to successive one-year renewals unless either party elects not to renew.  Notwithstanding the foregoing, either party may terminate the agreement with respect to either DM1 or DM4 at such time as the Company enters into a commercial supply agreement for DM1 or DM4, as the case may be.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 23, 2010	/s/ Gregory D. Perry

Gregory D. Perry
Senior Vice President and Chief Financial Officer